Exhibit 99.1

Contact:	Michael Gallant
(508) 293-6357
michael.gallant@emc.com

EMC Expands Corporate Responsibilities of Vice Chairman William Teuber,

Promotes Veteran EMC Sales Leader Bill Scannell to Drive Next Phase of

Global Business Growth

EMC Sales Executives Promoted In Americas, Europe, Middle East & Africa, and Asia Pacific & Japan

HOPKINTON, Mass. – July 12, 2012

News Summary:

•	17-year EMC executive William “Bill” Teuber takes on new responsibilities as Vice Chairman
•	27-year EMC sales executive Bill Scannell appointed to President, Global Sales & Customer Operations
•	12-year EMC sales executive John Hanlon appointed to lead Sales & Customer Operations for the Americas
•	24-year EMC sales executive Adrian McDonald appointed to lead Sales & Customer Operations for Europe, Middle East and Africa (EMEA)
•	7-year EMC sales executive David Webster appointed to lead Sales & Customer Operations for Asia Pacific and Japan (APJ)
•	22-year IT industry and consulting executive Joe Eazor assumes new role as COO, Global Sales & Customer Operations
•	6-year EMC sales executive Steve Leonard appointed to new role focused on expanding EMC’s presence in emerging markets

Full Story:

EMC Corporation (NYSE:EMC) today announced that 17-year EMC veteran and Vice Chairman Bill Teuber (60), will take on additional corporate-wide responsibilities for EMC as a member of the Office of the Chairman. In his new role, Teuber will focus on strategy and business development in emerging markets, assist with government relations and work closely with the Board of Directors. In addition, Teuber will continue his sponsorship of EMC’s largest customer accounts and work with Chairman and CEO Joe Tucci and EMC’s executive team to develop future leaders.

EMC today also announced a series of senior sales executive appointments that represent a cornerstone for the company’s next phase of global business growth. The new appointments and promotions showcase the depth and breadth of EMC’s executive management and mark the implementation of the company’s longstanding sales and executive succession planning.

The company announced the appointment of EMC veteran executive Bill Scannell (50) to lead EMC’s Global Sales & Customer Operations, a role formerly held by Bill Teuber. Since joining EMC in 1986, Scannell has held a variety of international and domestic sales management positions. Most recently, he has been responsible for driving revenue growth across EMC’s full range of products and services in North America, Latin America and EMEA. Combined, these regions contributed approximately 85 percent of EMC’s global revenues in 2011.

EMC also announced today new sales leadership for the Americas, Europe, Middle East and Africa (EMEA) and Asia Pacific and Japan (APJ) regions. John Hanlon (49), previously EMC leader for U.S. Commercial business, will assume responsibility for sales and customer operations in the Americas. European native Adrian McDonald (48), previously EMC leader for EMEA North, will assume responsibility for sales and customer operations across all of EMEA. New Zealand native David Webster (52), previously leader for Australia, New Zealand and Southeast Asia, will assume responsibility for sales and customer operations in Asia Pacific and Japan. Webster succeeds Steve Leonard, who takes a new role focused on further building out EMC’s presence in emerging markets, after growing EMC APJ sales from $1.1 billion in 2006 to $2.6 billion in 2011. Leonard will remain based in Asia and continue to report directly to Teuber in the Office of the Chairman. Joe Eazor (49), who previously oversaw EMC’s global customer accounts and OEMs, will assume additional responsibility as COO, Global Sales & Customer Operations, focusing on sales strategy and managing key global sales functions to support growth. Scannell, Eazor, Hanlon, McDonald and Webster have a combined 72 years of EMC sales experience and a strong reputation for providing the best customer experience in the industry.

EMC Executive Quotes:

Joe Tucci, Chairman and CEO, EMC Corporation

“EMC is fortunate to have an exceptional team of leaders who take great pride in developing employee talent and in expanding our industry-leading portfolio of products and services. It is a privilege to work closely with Bill Teuber. He has proven himself to be a talented executive. His work with our global sales force over the past five years has helped the company achieve record business results. I’m thrilled to have his commitment to help continue to lead EMC with a focus on expanding our presence in emerging markets, deepening our relationships with key customers and mentoring the growing number of talented EMC executives.

Bill Scannell is a world-class sales leader and an outstanding executive with a superb track record of execution, developing our sales team and providing the best customer experience in the industry. I am proud to see Bill and so many of our senior leaders in sales rise to new levels of responsibility, and I am confident in their ability to drive EMC’s next major phase of growth.”

Bill Teuber, Vice Chairman, EMC Corporation

“It’s been an honor to have led EMC’s worldwide sales organization over the previous five years. EMC stands apart through an extraordinary depth of executive sales leadership with a wealth of EMC and industry experience. The time is right for Bill Scannell to step up and help lead EMC’s next major phase of growth, and I’m proud to hand over the reins to him and his team. I’d also like to thank Steve Leonard for his leadership and execution in Asia Pacific and Japan over the past five years. His experience and knowledge of the region will continue to be a tremendous asset as we enter into our next phase of growth.”

About EMC

EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset — information — in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

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This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.